Exhibit 99.1

Tellurian makes leadership changes

HOUSTON, Texas – (BUSINESS WIRE) March 18, 2024 -- Tellurian Inc. (Tellurian) (NYSE American: TELL) announced today the following leadership changes:

•	Executive Vice President and President of Driftwood Assets, Samik Mukherjee, has been appointed President of Tellurian Investments, and has responsibility for the development of all Tellurian’s assets, including upstream, Driftwood LNG and pipeline, as well as permitting, safety and asset integrity.
•	Daniel Belhumeur, President of Tellurian Inc., retains accountability for finance, investor relations, legal, public and government affairs and human resources.
•	Presidents Samik Mukherjee and Daniel Belhumeur will jointly manage Tellurian’s commercial activities as we integrate our commercial activities with future operational execution and optimization.
•	Tellurian Chief Executive Officer Octávio Simões will move into an advisory role, and as previously announced, is to retire in June 2024.

Executive Chairman Martin Houston said, “Since December, our focus has been on delivering value for our shareholders and customers and Tellurian’s recent activities support that focus. We are now further aligning our internal resources to better serve these changes. Both Samik and Daniel are experienced leaders, and I have the utmost confidence they will thrive in their added responsibilities.”

Houston added, “I am encouraged by Tellurian’s progress in the last few months and we will continue to focus on delivering Driftwood LNG. We are grateful for Octávio’s guidance over the past several years. He has helped position Tellurian for the future, and we wish him the best of fortune as he transitions to retirement.”

About Tellurian Inc.

Tellurian intends to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide. Tellurian is developing a portfolio of LNG marketing and infrastructure assets that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL”.

For more information, please visit www.tellurianinc.com. Follow us on Twitter at twitter.com/TellurianLNG

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “proposed,” “should,” “will,” “would,” and similar expressions are intended to identify forward- looking statements. Forward-looking statements herein relate to, among other things, the capacity, timing, and other aspects of the Driftwood LNG project, and leadership and strategic matters. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include the matters discussed in Item 1A of Part I of the Annual Report on Form 10-K of Tellurian for the fiscal year ended December 31, 2023, filed by Tellurian with the Securities and Exchange Commission (the SEC) on February 23, 2024, and other Tellurian filings with the SEC, all of which are incorporated by reference herein. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com

Contact

Media:	Investors:

Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100  |  Houston, TX 77002  |  TEL + 1 832 962 4000  |  www.tellurianinc.com